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                                                                    Exhibit 4.15


NO.                                                           CUSIP NO.: _______

                     8 3/8% SENIOR NOTES DUE 2012, SERIES B

                             BEAZER HOMES USA, INC.
                             A DELAWARE CORPORATION


promises to pay to

or registered assigns
the principal sum of                               [Dollars] on April 15, 2012

8 3/8% Senior Notes due 2012
Interest Payment Dates: April 15 and October 15, commencing on October 15, 2002 Record Dates: April 1 and October 15

Authenticated:                                Dated:

                                              BEAZER HOMES USA, INC.

                                              [Seal]


                                              By
                                                  ------------------------------
                                                  Name:
                                                 Title:


U.S. BANK NATIONAL ASSOCIATION, as
Trustee, certifies that this is one
of the Notes referred to in the
within mentioned Indenture.


By:
   ---------------------------------
        Authorized Signatory



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                             BEAZER HOMES USA, INC.

                            [TITLE OF NOTE], SERIES B



1.       INTEREST.
                  BEAZER HOMES USA, INC. (the "COMPANY"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 2002, until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from April 17, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


2.       METHOD OF PAYMENT.
                  The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on April 1 and October 1. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.


3.       PAYING AGENT AND REGISTRAR.
                  Initially, U.S. Bank National Association (the "TRUSTEE") will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.


4.       INDENTURE.
                  The Company issued the Notes under an Indenture dated as of April 17, 2002 ("INDENTURE") among the Company, the Subsidiary Guarantors and the Trustee. This Note is one of the duly authorized Exchange Notes of the Company designated as its 8 3/8% Senior Notes due 2012 (the "EXCHANGE NOTES"). The terms of the Notes and the Subsidiary Guarantees include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Notes of the Series of which this Note is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Notes and the Subsidiary Guarantees are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of them. The Notes include the Initial Notes and the


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Exchange Notes (each as defined in the Indenture) issued in exchange for the
Initial Notes pursuant to the Registration Rights Agreement.

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to:
Beazer Homes USA, Inc., 5775 Peachtree Dunwoody Road, Suite B-200, Atlanta, Georgia 30342, Attention: President.


5.       OPTIONAL REDEMPTION.
                  The Company may redeem all or any portion of the Notes at any time and from time to time on or after April 15, 2007, and prior to maturity at the following redemption prices (expressed as percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to the date fixed for redemption if redeemed during the 12-month period beginning on April 15 of each year indicated below:

                  Year                                             Percentage
                  ----                                             ----------
                  2007...........................................   104.188%
                  2008...........................................   102.791%
                  2009...........................................   101.396%
                  2010 and thereafter............................   100.000%

                  In addition, on or prior to April 15, 2005, the Company may, at its option redeem up to 35% of the outstanding Notes with the net proceeds of an Equity Offering at 108.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for redemption; PROVIDED, that at least $227.5 million principal amount of the Notes remain outstanding after such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering.

                  The Indenture requires the Company

                  (i) to offer to purchase all of the outstanding Notes upon a Change of Control of the Company,

                  (ii) to offer to purchase a portion of the outstanding Notes using Net Proceeds neither used to repay certain Indebtedness nor used or invested as provided in the Supplemental Indenture or

                  (iii) to offer to purchase 10% of the original outstanding principal amount of the Notes in the event that, at the end of any two consecutive fiscal quarters, the Company's Consolidated Tangible Net Worth is less than $85 million; PROVIDED that no such offer shall be required if, following such two fiscal quarters but prior to the date the Company is required to make such offer, capital in cash or cash equivalents is contributed to the Company in an Equity Offering sufficient to increase the Company's


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                           Consolidated Tangible Net Worth after giving effect
                           to such contribution to an amount equal to or greater than $85 million.

                  In the event less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a PRO RATA basis, by lot or by any other method permitted by the Indenture. Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.


6.       DENOMINATIONS, TRANSFER, EXCHANGE.
                  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption, except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.


7.       PERSONS DEEMED OWNERS.
                  The registered Holder of this Note shall be treated as the owner of it for all purposes.


8.       UNCLAIMED MONEY.
                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.


9.       AMENDMENT, SUPPLEMENT, WAIVER.
                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) under, or compliance with any provision of, the Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then


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outstanding. Without the consent of any Holder, the Company, the Subsidiary
Guarantors and the Trustee may amend the Indenture or the Notes or waive any provision of the Indenture to cure any ambiguity, defect or inconsistency, to comply with Section 3.10 of the Supplemental Indenture; to provide for uncertificated Notes in addition to certificated Notes; to make any change that does not adversely affect the legal rights under the Indenture of any Holder; to comply with or qualify the Indenture under the Trust Indenture Act; or to reflect a Subsidiary Guarantor ceasing to be liable on the Subsidiary Guarantees because it is no longer a Subsidiary of the Company.


10.      SUCCESSOR CORPORATION.
                  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.


11.      TRUSTEE DEALINGS WITH COMPANY.
                  U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.


12.      NO RECOURSE AGAINST OTHERS.
                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.


13.      DISCHARGE OF INDENTURE.
                  The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.


14.      AUTHENTICATION.
                  This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.


15.      ABBREVIATIONS.
                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties),


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JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).



















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                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Note, fill in the form below:

                  I or we assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Insert assignee's social security or tax ID number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address, and zip code)


and irrevocably appoint

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agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date: ________________              Your signature:_____________________________
                                    (Sign exactly as your name appears on the other side of this Note)


                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE


                  Beazer Homes Corp., Beazer/Squires Realty, Inc., Beazer Homes Sales Arizona Inc., Beazer Realty Corp., Beazer Mortgage Corporation, Beazer Homes Holdings Corp., Beazer Homes Texas Holdings, Inc., Beazer Homes Texas, L.P., April Corporation, Beazer SPE, LLC, Beazer Homes Investment Corp., Beazer Realty, Inc., Beazer Clarksburg, LLC, Homebuilders Title Services of Virginia, Inc., Homebuilders Title Services, Inc., Texas Lone Star Title, L.P., Universal Solutions Insurance Agency, Inc., Builder's Link, Inc., Crossmann Communities of North Carolina, Inc., Crossmann Communities of Ohio, Inc., Crossmann Communities of Tennessee, LLC, Crossmann Communities Partnership, Crossmann Investments, Inc., Crossmann Management Inc., Crossmann Mortgage Corp., Crossmann Realty, Co., Cutter Homes Ltd., Deluxe Aviation, Inc., Deluxe Homes of Lafayette, Inc., Deluxe Homes of Ohio, Inc., Merit Realty, Inc., Paragon Title, LLC, Pinehurst Builders LLC and Trinity Homes LLC (the "SUBSIDIARY GUARANTORS") have unconditionally guaranteed, jointly and severally (such guarantee by each Subsidiary Guarantor being referred to herein as the "SUBSIDIARY GUARANTEE") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Subsidiary Guarantors shall have any liability under the Subsidiary Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Subsidiary Guarantees.

                  Each holder of a Note by accepting a Note agrees that any Subsidiary Guarantor named below shall have no further liability with respect to its Subsidiary Guarantee if such Subsidiary Guarantor otherwise ceases to be liable in respect of its Subsidiary Guarantee in accordance with the terms of the Indenture.

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                  The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                             SUBSIDIARY GUARANTORS:

                                 Beazer Homes Corp.
                                 Beazer/Squires Realty, Inc.
                                 Beazer Homes Sales Arizona Inc.
                                 Beazer Realty Corp.
                                 Beazer Mortgage Corporation
                                 Beazer Homes Holdings Corp.
                                 Beazer Homes Texas Holdings, Inc.
                                 Beazer Homes Texas, L.P.
                                 April Corporation
                                 Beazer SPE, LLC
                                 Beazer Homes Investment Corp.
                                 Beazer Realty, Inc.
                                 Beazer Clarksburg, LLC
                                 Homebuilders Title Services of Virginia, Inc. Homebuilders Title Services, Inc.
                                 Texas Lone Star Title, L.P.
                                 Universal Solutions Insurance Agency, Inc.


                                 By:
                                     -----------------------------------------
                                     Name:
                                     Title:


                             CROSSMANN SUBSIDIARY GUARANTORS:

                                 Builder's Link, Inc.
                                 Crossmann Communities of North Carolina, Inc. Crossmann Communities of Ohio, Inc.
                                 Crossmann Communities of Tennessee, LLC
                                 Crossmann Communities Partnership
                                 Crossmann Investments, Inc.
                                 Crossmann Management Inc.
                                 Crossmann Mortgage Corp.
                                 Crossmann Realty, Co.
                                 Cutter Homes Ltd.
                                 Deluxe Aviation, Inc.
                                 Deluxe Homes of Lafayette, Inc.
                                 Deluxe Homes of Ohio, Inc.
                                 Merit Realty, Inc.
                                 Paragon Title, LLC
                                 Pinehurst Builders LLC
                                 Trinity Homes LLC


                                 By:
                                     -----------------------------------------
                                     Name:
                                     Title: